SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2005

Commission file number 001-12215

Quest Diagnostics Incorporated

1290 Wall Street West

Lyndhurst, NJ 07071

(201) 393-5000

Delaware

(State of Incorporation)

16-1387862

(I.R.S. Employer Identification Number)

Item 8.01. Other Information

The Company announced the proposed offering and the pricing of its Senior Notes due 2010 and its Senior Notes due 2015 in press releases dated October 25, 2005, which are attached as exhibits 99.1 and 99.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

c.	Exhibits

99.1 Press release of Quest Diagnostics Incorporated dated October 25, 2005, announcing the proposed offering of its Senior Notes.

99.2 Press release of Quest Diagnostics Incorporated dated October 25, 2005, announcing the pricing of its Senior Notes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2005

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Sirisha Gummaregula
Sirisha Gummaregula
Assistant General Counsel and
Corporate Secretary